Exhibit 99.2

EMPIRE STATE REALTY TRUST
Supplemental Operating and Financial Data
June 30, 2018

Second Quarter 2018

Forward-looking Statements

We make forward-looking statements in this supplemental package within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely on them as predictions of future events. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections.

You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or similar words or phrases in the positive or negative. In particular, forward looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions, and market conditions and demographics.

Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry and markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving our company; reduced demand for office or retail space; new office or observatory development in our market; general volatility of the capital and credit markets and the market price of our Class A common stock and listed operating partnership units; changes in our business strategy; defaults on, early terminations of, or non-renewal of, leases by tenants; insolvency of a major tenant or a significant number of smaller tenants; litigation; fluctuations in interest rates; increased operating costs; declining real estate valuations and impairment charges; availability, terms and deployment of capital; our failure to obtain necessary outside financing; our expected leverage; decreased rental rates or increased vacancy rates; breach of or the expiration of our ground lease; our failure to generate sufficient cash flows to service our outstanding indebtedness; our failure to redevelop, renovate and reposition properties or to execute any planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate acquisitions, dispositions and development (including our Metro Tower development site), including construction delays and cost overruns; our failure to operate acquired properties and operations successfully; our ability to manage our growth effectively; changes in governmental regulations, tax laws and rates and similar matters; estimates relating to our ability to make distributions to our securityholders in the future; our failure to qualify as a REIT; a future terrorist event in the U.S.; environmental uncertainties and risks related to adverse weather conditions and natural disasters; lack or insufficient amounts of insurance; financial market fluctuations; availability of, and our ability to attract and retain, qualified personnel; conflicts of interest affecting our senior management team; competition; changes in real estate and zoning laws and increases in real property tax rates; inability to comply with applicable rules and regulations and, in particular, public companies and damages resulting from security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our technology (IT) networks related systems. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this presentation, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission.

Second Quarter 2018

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
William H. Berkman	Director, Chair of Finance Committee
Leslie D. Biddle	Director
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Director
S. Michael Giliberto	Director, Chair of Audit Committee
James D. Robinson IV	Director, Chair of Compensation and Nominating/Corporate Governance Committees

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
John B. Kessler	President and Chief Operating Officer
Thomas P. Durels	Executive Vice President, Real Estate
David A. Karp	Executive Vice President and Chief Financial Officer
Thomas N. Keltner, Jr.	Executive Vice President, General Counsel and Secretary

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	Greg Faje	Trading Symbol: ESRT
New York, NY 10120	IR@empirestaterealtytrust.com
www.empirestaterealtytrust.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector	(646) 855-1363	jeff.spector@baml.com
	James Feldman	(646) 855-5808	james.feldman@baml.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Robert Simone	(212) 446-9459	robert.simone@evercoreisi.com
Goldman Sachs & Co. LLC	Andrew Rosivach	(212) 902-4736	rosivach@gs.com
Green Street Advisors	Jed Reagan	(949) 640-8780	jreagan@greenstreetadvisors.com
	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@key.com
	Craig Mailman	(917) 368-2316	cmailman@key.com
Stifel	John Guinee	(443) 224-1307	jwguinee@stifel.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com

Second Quarter 2018 Financial Highlights (unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Selected Items:
Revenue	$178,529	$167,271	$182,297	$186,546	$176,349
Net income	$30,184	$18,058	$32,260	$35,489	$31,359
Cash net operating income (1) (2)	$96,580	$81,149	$98,898	$100,540	$96,495
Core funds from operations (“Core FFO”) (1)	$70,957	$59,250	$74,914	$77,503	$73,215
Core funds available for distribution (“Core FAD”) (1)	$60,830	$51,170	$57,467	$64,201	$61,546
Core FFO per share - diluted	$0.24	$0.20	$0.25	$0.26	$0.25
Diluted weighted average shares	297,244,000	296,827,000	297,898,000	297,871,000	298,398,000
Dividends declared and paid per share	$0.105	$0.105	$0.105	$0.105	$0.105
Portfolio Statistics:
Number of properties	20	20	20	20	20
Total rentable square footage	10,140,545	10,143,376	10,144,638	10,137,074	10,139,660
Percent occupied (3)	88.4%	88.1%	89.6%	89.8%	89.2%
Percent leased (4)	91.4%	91.5%	92.2%	91.7%	91.3%
Observatory Metrics:
Number of visitors	1,078,000	660,000	1,014,000	1,276,000	1,126,000
Change in visitors year over year	(4.3%)	3.8%	(5.1%)	(4.8%)	0.2%
Observatory revenues	$35,201	$21,249	$32,906	$39,306	$33,966
Change in revenues year over year	3.6%	1.5%	(2.4%)	3.1%	6.9%
Ratios:
Consolidated Debt to Total Market Capitalization (5)	27.0%	27.4%	21.5%	20.4%	20.2%
Consolidated Net Debt to Total Market Capitalization (5)	19.7%	19.5%	16.6%	15.7%	15.5%
Consolidated Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	27.4%	27.8%	21.9%	20.7%	20.6%
Consolidated Net Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	20.1%	19.9%	17.0%	16.1%	15.8%
Consolidated Debt to EBITDA (6)	5.5x	5.5x	4.8x	4.5x	4.5x
Consolidated Net Debt to EBITDA (6)	3.6x	3.5x	3.5x	3.3x	3.3x
Interest Coverage Ratio	4.8x	4.4x	5.8x	5.6x	5.5x
Core FFO Payout Ratio (7)	45%	53%	42%	41%	43%
Core FAD Payout Ratio (8)	52%	62%	55%	49%	51%
Class A common stock price at quarter end	$17.10	$16.79	$20.53	$20.54	$20.77
Average closing price	$16.89	$18.10	$20.46	$20.48	$21.05
Dividends per share - annualized	$0.42	$0.42	$0.42	$0.42	$0.42
Dividend yield (9)	2.5%	2.5%	2.0%	2.0%	2.0%
Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Class A common stock	166,658,962	163,321,049	160,424,575	158,349,708	157,493,025
Class B common stock	1,045,670	1,048,161	1,052,469	1,077,740	1,080,475
Operating partnership units	135,628,967	138,627,149	138,932,443	140,989,373	141,844,339

Total common stock and operating partnership units outstanding (10)	303,333,599	302,996,359	300,409,487	300,416,821	300,417,839

Notes:

(1)	Represents non-GAAP financial measures. For a discussion on what these metrics represent and why the Company presents them, see page 23 and for a reconciliation of these metrics to net income, see pages 6 and 19.
(2)	Interest income has been reclassed from Other Revenues and Fees to Other Income (Expense) and is not included in Revenues.
(3)	Based on leases signed and commenced as of end of period.
(4)	Represents occupancy and includes signed leases not commenced.
(5)	Market capitalization represents the sum of (i) Company’s common stock per share price as of June 30, 2018 multiplied by the total outstanding number of shares of common stock and operating partnership units as of June 30, 2018; (ii) the number of perpetual preferred units at June 30, 2018 multiplied by $16.62 and (iii) our outstanding indebtedness or net indebtedness as of June 30, 2018.
(6)	Calculated based on trailing 12 months EBITDA.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)	Represents the amount of Core FAD paid out in distributions.
(9)	Based on the closing price per share of Class A common stock on June 30, 2018.
(10)	As of June 30, 2018, the Company has had conversions from operating partnership units and Class B common shares to Class A common shares totaling 42 million shares or approximately $721 million at a closing share price of $17.10. This represents a 51% increase in the number of Class A shares since the IPO.

Second Quarter 2018 Property Summary - Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total Portfolio (1)
Revenues	$142,952	$145,559	$149,079	$146,895	$141,991
Operating expenses	(68,493)	(73,260)	(70,319)	(70,502)	(65,403)

Net operating income (“NOI”)	74,459	72,299	78,760	76,393	76,588
Straight-line rent	(5,809)	(5,853)	(5,963)	(6,861)	(7,722)
Above/below-market rent revenue amortization	(1,551)	(1,168)	(1,567)	(1,607)	(1,119)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Total cash NOI - excluding Observatory	69,057	67,236	73,188	69,882	69,705
Observatory cash NOI	27,523	13,913	25,710	30,658	26,790

Total cash NOI - including Observatory	$96,580	$81,149	$98,898	$100,540	$96,495

Manhattan Office Portfolio (1) (2)
Revenues	$119,384	$122,303	$124,422	$123,421	$117,239
Operating expenses	(58,457)	(63,218)	(59,760)	(60,052)	(55,230)

NOI	60,927	59,085	64,662	63,369	62,009
Straight-line rent	(4,970)	(6,089)	(5,840)	(6,825)	(7,305)
Above/below-market rent revenue amortization	(1,551)	(1,168)	(1,567)	(1,607)	(1,119)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Cash NOI	$56,364	$53,786	$59,213	$56,894	$55,543

Greater New York Office Portfolio
Revenues	$18,741	$18,697	$19,710	$18,582	$19,721
Operating expenses	(8,326)	(8,425)	(8,800)	(8,565)	(8,425)

NOI	10,415	10,272	10,910	10,017	11,296
Straight-line rent	(895)	(285)	(272)	(190)	(460)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$9,520	$9,987	$10,638	$9,827	$10,836

Standalone Retail Portfolio
Revenues	$4,827	$4,559	$4,947	$4,892	$5,031
Operating expenses	(1,710)	(1,617)	(1,759)	(1,885)	(1,748)

NOI	3,117	2,942	3,188	3,007	3,283
Straight-line rent	56	521	149	154	43
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$3,173	$3,463	$3,337	$3,161	$3,326

Note:

(1)	Interest income has been reclassed from Other Revenues and Fees to Other Income (Expense) and is not included in Revenues. For the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, interest income was $2,499, $1,225, $773, $774 and $775, respectively.
(2)	Includes 513,196 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Second Quarter 2018 Net Operating Income (“NOI”), Initial Free Rent Burn-Off and Signed Leases Not Commenced (unaudited and dollars in thousands)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Reconciliation of Net Income to NOI and Cash NOI
Net income	$30,184	$18,058	$32,260	$35,489	$31,359
Add:
General and administrative expenses	13,225	12,628	13,749	12,899	12,579
Depreciation and amortization	39,468	39,883	40,842	38,490	40,532
Interest expense	20,525	17,591	16,364	16,890	17,477
Loss on early extinguishment of debt	—	—	—	2,157	—
Loss from derivative financial instruments	—	—	—	—	42
Income tax expense (benefit)	1,455	(260)	2,340	2,245	2,556
Less:
Third-party management and other fees	(376)	(463)	(312)	(345)	(392)
Interest income	(2,499)	(1,225)	(773)	(774)	(775)

Net operating income	101,982	86,212	104,470	107,051	103,378
Straight-line rent	(5,809)	(5,853)	(5,963)	(6,861)	(7,722)
Above/below-market rent revenue amortization	(1,551)	(1,168)	(1,567)	(1,607)	(1,119)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Total cash NOI - including Observatory	96,580	81,149	98,898	100,540	96,495
Less: Observatory NOI	(27,523)	(13,913)	(25,710)	(30,658)	(26,790)

Total cash NOI - excluding Observatory	$69,057	$67,236	$73,188	$69,882	$69,705

Cash NOI by Portfolio
Manhattan Office Portfolio	$56,364	$53,786	$59,213	$56,894	$55,543
Greater New York Office Portfolio	9,520	9,987	10,638	9,827	10,836
Standalone Retail Portfolio	3,173	3,463	3,337	3,161	3,326

Total cash NOI - excluding Observatory	69,057	67,236	73,188	69,882	69,705
Observatory cash NOI	27,523	13,913	25,710	30,658	26,790

Total cash NOI - including Observatory	$96,580	$81,149	$98,898	$100,540	$96,495

Schedule of Initial Free Rent Burn-Off

As of June 30, 2018, the Company had approximately $42 million of annualized cash rents that have yet to contribute to Cash NOI:

	Annualized Initial Base Cash Rent	Cumulative Contribution to Annualized Base Rent in the Following Years
Total Portfolio		Remaining 2018	2019	2020	2021
Commenced leases in free rent period	$23,476	$3,261	$20,241	$23,476	$23,476
Signed leases not commenced	18,750	5,269	17,998	18,750	18,750

Total	$42,226	$8,530	$38,239	$42,226	$42,226

Signed leases not commenced

	Square	6/30/18 Escalated	New	Expected Base Rent Commencement		Incremental Annual
Tenant	Feet	Annual Rent	Annual Rent	GAAP	Cash	Revenue
BTS USA, Inc.	11,552	$—	$790	Jul. 2018	Feb. 2019	$790
Hoguet Newman Regal & Kenney	12,732	—	850	Sep. 2018	Feb. 2019	850
RZO, LLC	12,635	—	820	Sep. 2018	May 2019	820
Michael J. Fox Foundation	10,533	—	670	Oct. 2018	May 2019	670
Nespresso	41,835	—	2,380	Oct. 2018	Jun. 2019	2,380
LinkedIn Corporation	30,165	—	2,020	Dec. 2018	Jul. 2019	2,020
TJX Companies	18,965	—	1,900	May 2019	Jul. 2019	1,900
Fragoman, Del Rey, Bernsen & Loewy LLP	107,680	1,520	5,920	Jun. 2019	Mar. 2020	4,400
Other SLNC	90,403	—	4,920	Jul. 2018 - Mar. 2019	Jul. 2018 - May 2019	4,920

Total	336,500	$1,520	$20,270			$18,750

Second Quarter 2018 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total Portfolio
Total leases executed	37	41	55	34	51
Weighted average lease term	6.1 years	7.1 years	8.1 years	12.2 years	9.3 years
Average free rent period	4.5 months	4.8 months	6.4 months	9.3 months	6.9 months
Office
Total square footage executed	142,286	253,626	252,244	487,854	300,269
Average rent psf - leases executed	$55.45	$54.51	$56.14	$52.52	$55.22
Previously escalated rents psf	$46.86	$48.53	$44.85	$41.12	$40.61
Percentage of new rent over previously escalated rents	18.3%	12.3%	25.2%	27.7%	36.0%
Retail
Total square footage executed	1,131	5,904	22,744	—	29,597
Average rent psf - leases executed	$122.02	$175.43	$115.33	$—	$40.66
Previously escalated rents psf	$122.83	$175.43	$86.38	$—	$48.13
Percentage of new rent over previously escalated rents	(0.7%)	0.0%	33.5%	0.0%	(15.5%)
Total Portfolio
Total square footage executed	143,417	259,530	274,988	487,854	329,866
Average rent psf - leases executed	$55.99	$57.29	$61.42	$52.52	$54.39
Previously escalated rents psf	$47.48	$51.44	$48.45	$41.12	$41.52
Percentage of new rent over previously escalated rents	17.9%	11.4%	26.8%	27.7%	31.0%
Leasing commission costs per square foot	$10.66	$15.35	$18.06	$22.15	$17.74
Tenant improvement costs per square foot	66.27	49.54	65.95	72.92	68.24

Total LC and TI per square foot (2)	$76.93	$64.89	$84.01	$95.07	$85.98

Occupancy	88.4%	88.1%	89.6%	89.8%	89.2%
Manhattan Office Portfolio (1)
Total leases executed	30	31	41	27	43
Office - New Leases
Total square footage executed	83,251	158,932	170,669	276,964	208,594
Average rent psf - leases executed	$62.88	$59.51	$61.31	$58.79	$60.11
Previously escalated rents psf	$49.69	$48.05	$45.80	$40.24	$40.11
Percentage of new rent over previously escalated rents	26.5%	23.8%	33.9%	46.1%	49.9%
Office - Renewal Leases
Total square footage executed	27,738	33,964	43,237	38,180	42,447
Average rent psf - leases executed	$53.48	$56.31	$53.72	$56.12	$58.07
Previously escalated rents psf	$49.35	$56.22	$47.65	$50.02	$54.92
Percentage of new rent over previously escalated rents	8.4%	0.2%	12.7%	12.2%	5.7%
Retail - New and Renewal Leases
Total square footage executed	1,131	—	20,366	—	2,454
Average rent psf - leases executed	$122.02	$—	$99.98	$—	$111.42
Previously escalated rents psf	$122.83	$—	$70.61	$—	$128.87
Percentage of new rent over previously escalated rents	(0.7%)	0.0%	41.6%	0.0%	(13.5%)
Total Manhattan Office Portfolio
Total square footage executed	112,120	192,896	234,272	315,144	253,495
Average rent psf - leases executed	$61.15	$58.94	$63.27	$58.46	$60.26
Previously escalated rents psf	$50.35	$49.49	$48.30	$41.42	$43.45
Percentage of new rent over previously escalated rents	21.5%	19.1%	31.0%	41.1%	38.7%
Leasing commission costs per square foot	$11.70	$18.56	$19.02	$26.21	$21.97
Tenant improvement costs per square foot	68.11	63.22	69.16	80.69	79.19

Total LC and TI per square foot (2)	$79.81	$81.78	$88.18	$106.90	$101.16

Occupancy	88.1%	87.3%	89.0%	89.2%	88.7%

Second Quarter 2018 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Greater New York Office Portfolio
Total leases executed	7	8	11	7	6
Total square footage executed	31,297	60,730	38,338	172,710	49,228
Average rent psf - leases executed	$34.31	$39.85	$35.89	$41.68	$32.02
Previously escalated rents psf	$35.43	$45.36	$37.45	$40.57	$30.41
Percentage of new rent over previously escalated rents	(3.2%)	(12.1%)	(4.2%)	2.7%	5.3%
Leasing commission costs per square foot	$6.95	$4.21	$10.35	$14.74	$5.71
Tenant improvement costs per square foot	59.68	7.89	50.40	58.76	49.50

Total LC and TI per square foot (2)	$66.63	$12.10	$60.75	$73.50	$55.21

Occupancy	88.9%	90.8%	91.2%	91.3%	90.5%
Standalone Retail Portfolio
Total leases executed	—	2	3	—	2
Total square footage executed	—	5,904	2,378	—	27,143
Average rent psf - leases executed	$—	$175.42	$246.78	$—	$34.26
Previously escalated rents psf	$—	$175.42	$221.47	$—	$40.83
Percentage of new rent over previously escalated rents	—	0.0%	0.0%	—	0.0%
Leasing commission costs per square foot	$—	$25.20	$48.45	$—	$—
Tenant improvement costs per square foot	—	31.31	—	—	—

Total LC and TI per square foot (2)	$—	$56.51	$48.45	$—	$—

Occupancy	95.4%	97.3%	99.4%	99.4%	99.4%

Notes:

(1)	Includes 513,196 rentable square feet of retail space in the Company’s nine Manhattan office properties.
(2)	Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

Second Quarter 2018 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual		Forecast (1)
	Three Months Ended		Three Months Ended		Forecast (1)	Forecast (1)
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	July to Dec. 2018	Full Year 2019
Total Portfolio (2)
Total Expirations	419,086	188,127	278,217	161,159	439,376	734,383
Less: Broadcasting	(19,511)	(21,776)	(26,038)	(10,529)	(36,567)	(586)

Office and Retail Expirations	399,575	166,351	252,179	150,630	402,809	733,797

Renewal & Relocations (3)	76,747	46,274	54,776	49,068	103,844	198,825
Short-term renewals (4)	37,034	7,246	—	—	—	—
New Leases (5)	67,614	44,058	39,252	35,916	75,168	19,420
Tenant Vacates (6)	108,114	55,243	59,810	33,973	93,783	232,530
Intentional Vacates (7)	99,626	12,419	88,062	28,168	116,230	154,634
Holdover (8)	10,440	1,111	—	—	—	—
Unknown (9)	—	—	10,279	3,505	13,784	128,388

Total Portfolio expirations and vacates	399,575	166,351	252,179	150,630	402,809	733,797

Manhattan Office Portfolio
Total Expirations	344,883	133,636	202,295	123,706	326,001	485,103
Less: Broadcasting	(19,511)	(21,776)	(26,038)	(10,529)	(36,567)	(586)

Office Expirations	325,372	111,860	176,257	113,177	289,434	484,517

Renewal & Relocations (3)	53,121	20,536	48,101	21,095	69,196	105,404
Short-term renewals (4)	37,034	242	—	—	—	—
New Leases (5)	67,614	44,058	8,662	35,916	44,578	19,420
Tenant Vacates (6)	70,092	33,494	53,650	24,493	78,143	102,973
Intentional Vacates (7)	87,071	12,419	65,844	28,168	94,012	131,442
Holdover (8)	10,440	1,111	—	—	—	—
Unknown (9)	—	—	—	3,505	3,505	125,278

Total expirations and vacates	325,372	111,860	176,257	113,177	289,434	484,517

Greater New York Office Portfolio
Office Expirations	54,661	50,369	73,675	37,209	110,884	222,824

Renewal & Relocations (3)	22,316	25,496	6,675	27,729	34,404	90,157
Short-term renewals (4)	—	7,004	—	—	—	—
New Leases (5)	—	—	30,590	—	30,590	—
Tenant Vacates (6)	32,345	17,869	4,155	9,480	13,635	129,557
Intentional Vacates (7)	—	—	21,976	—	21,976	—
Holdover (8)	—	—	—	—	—	—
Unknown (9)	—	—	10,279	—	10,279	3,110

Total expirations and vacates	54,661	50,369	73,675	37,209	110,884	222,824

Retail Portfolio
Retail Expirations	19,542	4,122	2,247	244	2,491	26,456

Renewal & Relocations (3)	1,310	242	—	244	244	3,264
Short-term renewals (4)	—	—	—	—	—	—
New Leases (5)	—	—	—	—	—	—
Tenant Vacates (6)	5,677	3,880	2,005	—	2,005	—
Intentional Vacates (7)	12,555	—	242	—	242	23,192
Holdover (8)	—	—	—	—	—
Unknown (9)	—	—	—	—	—	—

Total expirations and vacates	19,542	4,122	2,247	244	2,491	26,456

Notes:

(1)	These forecasts, which are subject to change, are based on management’s expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.
(2)	Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.
(3)	For forecasted periods, “Renewals” assume tenants renew their existing leases in all or a portion of their current spaces, and “Relocations” assume tenants move within a building or within the Company’s portfolio.
(4)	Represents tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2018.
(5)	For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. The lease commencement dates are not provided in this section.
(6)	For forecasted periods, “Tenant Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option.
(7)	For forecasted periods, “Intentional Vacates” assumes the Company decides not to renew tenant at the end of their existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(8)	Holdover represents a tenant that remains in its space, paying rent after the expiration of its lease, but is not anticipated to continue doing so on a monthly basis. These tenants may reappear in forecast periods in 2018.
(9)	For forecasted periods, “Unknown” represents tenants’ existing leases which do not fall into any of the above categories: Renewals & Relocations, New Leases, Tenant Vacates or Intentional Vacates and tenants’ whose intention is unknown.

Second Quarter 2018 Property Detail (unaudited)

					Annualized
					Rent
Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Annualized Rent (3)	per Occupied Square Foot (4)	Number of Leases (5)
Manhattan Office Properties - Office
The Empire State Building (6)	Penn Station -Times Sq. South	2,711,148	93.8%	$142,714,509	$56.10	181
One Grand Central Place	Grand Central	1,245,384	88.8%	62,362,923	56.38	220
1400 Broadway (8)	Penn Station -Times Sq. South	910,238	77.4%	34,065,142	48.35	28
111 West 33rd Street (9)	Penn Station -Times Sq. South	638,813	66.5%	23,757,765	55.93	15
250 West 57th Street	Columbus Circle - West Side	468,224	91.7%	24,557,914	57.19	74
501 Seventh Avenue	Penn Station -Times Sq. South	460,150	93.3%	18,783,912	43.75	29
1359 Broadway	Penn Station -Times Sq. South	455,661	96.1%	22,496,743	51.39	36
1350 Broadway (10)	Penn Station -Times Sq. South	373,206	85.0%	17,858,142	56.32	61
1333 Broadway	Penn Station -Times Sq. South	292,544	94.6%	13,873,235	50.13	12

Manhattan Office Properties - Office		7,555,368	88.3%	360,470,283	54.05	656
Manhattan Office Properties - Retail
The Empire State Building (7)	Penn Station -Times Sq. South	104,558	69.8%	13,416,332	183.84	14
One Grand Central Place	Grand Central	68,563	79.0%	6,370,933	117.69	13
1400 Broadway (8)	Penn Station -Times Sq. South	20,418	71.9%	1,885,087	128.39	7
112 West 34th Street (9)	Penn Station -Times Sq. South	90,132	100.0%	22,404,847	248.58	4
250 West 57th Street	Columbus Circle - West Side	67,927	72.1%	8,037,423	164.16	8
501 Seventh Avenue	Penn Station -Times Sq. South	35,558	88.3%	1,983,248	63.15	9
1359 Broadway	Penn Station -Times Sq. South	27,265	100.0%	2,185,162	80.15	6
1350 Broadway (10)	Penn Station -Times Sq. South	31,774	100.0%	6,780,827	213.41	6
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	8,696,056	129.79	4

Manhattan Office Properties - Retail		513,196	85.4%	71,759,916	163.71	71

Sub-Total/Weighted Average
Manhattan Office Properties - Office and Retail		8,068,564	88.1%	432,230,200	60.81	727

Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	792,863	91.4%	30,991,133	42.76	54
Metro Center	Stamford, CT	284,816	80.1%	13,323,522	58.39	26
383 Main Avenue	Norwalk, CT	263,031	87.2%	7,340,889	32.01	21
500 Mamaroneck Avenue	Harrison, NY	293,202	85.9%	7,187,054	28.54	32
10 Bank Street	White Plains, NY	232,361	96.9%	8,045,908	35.72	35

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,866,273	88.9%	66,888,506	40.31	168

Standalone Retail Properties
10 Union Square	Union Square	58,007	100.0%	6,709,152	115.66	13
1542 Third Avenue	Upper East Side	56,250	100.0%	3,800,915	67.57	4
1010 Third Avenue	Upper East Side	44,662	100.0%	3,735,464	83.64	2
77 West 55th Street	Midtown	25,388	100.0%	2,637,533	103.89	3
69-97 Main Street	Westport, CT	17,071	44.2%	1,116,211	147.92	3
103-107 Main Street	Westport, CT	4,330	100.0%	715,852	165.32	1

Sub-Total/Weighted Average Standalone Retail Properties		205,708	95.4%	18,715,127	95.40	26

Portfolio Total		10,140,545	88.4%	$517,833,833	$57.77	921

Total/Weighted Average Office Properties		9,421,641	88.4%	$427,358,790	$51.31	824
Total/Weighted Average Retail Properties		718,904	88.3%	90,475,043	142.59	97

Portfolio Total		10,140,545	88.4%	$517,833,833	$57.77	921

Notes:

(1)	Excludes (i) 157,338 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.
(2)	Based on leases signed and commenced as of June 30, 2018.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents annualized rent under leases commenced as of June 30, 2018 divided by occupied square feet.
(5)	Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(6)	Includes 67,686 rentable square feet of space leased by the Company’s broadcasting tenants.
(7)	Includes 5,300 rentable square feet of space leased by WDFG North America, a licensee of the Company’s observatory.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 45 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 59 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 32 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.

Second Quarter 2018 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Total Lease Expirations
Available	—	874,907	8.6%	$—	0.0%	$—
Signed leases not commenced	32	302,134	3.0%	—	0.0%	—
2Q 2018 (4)	15	48,928	0.5%	2,738,147	0.5%	55.96
3Q 2018	66	278,217	2.7%	14,528,051	2.8%	52.22
4Q 2018	43	161,159	1.6%	7,390,732	1.4%	45.86

Total 2018	124	488,304	4.8%	24,656,930	4.8%	50.50
1Q 2019	22	87,723	0.9%	5,034,161	1.0%	57.39
2Q 2019	33	177,191	1.7%	9,550,796	1.8%	53.90
3Q 2019	39	184,202	1.8%	10,026,752	1.9%	54.43
4Q 2019	41	285,267	2.8%	13,333,629	2.6%	46.74

Total 2019	135	734,383	7.2%	37,945,338	7.3%	51.67
2020	135	805,149	7.9%	44,671,363	8.6%	55.48
2021	99	699,736	6.9%	39,044,865	7.5%	55.80
2022	89	523,735	5.2%	33,051,150	6.4%	63.11
2023	76	660,971	6.5%	38,298,015	7.4%	57.94
2024	53	558,295	5.5%	31,748,137	6.1%	56.87
2025	52	374,868	3.7%	27,648,319	5.3%	73.75
2026	40	972,885	9.6%	53,275,096	10.3%	54.76
2027	41	539,247	5.3%	30,805,616	5.9%	57.13
Thereafter	77	2,605,931	25.8%	156,689,002	30.3%	60.13

Total	953	10,140,545	100.0%	$517,833,833	100.0%	$57.77

Manhattan Office Properties (5)
Available	—	613,532	8.1%	$—	0.0%	$—
Signed leases not commenced	26	272,164	3.6%	—	0.0%	—
2Q 2018 (4)	10	33,779	0.4%	1,915,978	0.5%	56.72
3Q 2018	54	202,295	2.7%	10,804,796	3.0%	53.41
4Q 2018	33	123,706	1.6%	6,664,925	1.8%	53.88

Total 2018	97	359,780	4.8%	19,385,699	5.4%	53.88
1Q 2019	16	81,321	1.1%	4,848,047	1.3%	59.62
2Q 2019	22	96,680	1.3%	4,921,565	1.4%	50.91
3Q 2019	33	172,853	2.3%	8,536,636	2.4%	49.39
4Q 2019	34	134,249	1.8%	7,341,975	2.0%	54.69

Total 2019	105	485,103	6.4%	25,648,223	7.1%	52.87
2020	106	594,839	7.9%	32,875,142	9.1%	55.27
2021	61	459,135	6.1%	24,743,245	6.9%	53.89
2022	65	343,319	4.5%	19,704,701	5.5%	57.39
2023	55	489,233	6.5%	26,594,469	7.4%	54.36
2024	34	342,986	4.5%	17,771,053	4.9%	51.81
2025	31	221,532	2.9%	12,841,859	3.6%	57.97
2026	28	841,824	11.1%	46,993,498	13.0%	55.82
2027	27	387,245	5.1%	21,095,590	5.9%	54.48
Thereafter	47	2,144,676	28.5%	112,816,802	31.2%	52.60

Total Manhattan office properties	682	7,555,368	100.0%	$360,470,283	100.0%	$54.05

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)	Excludes (i) 157,338 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of June 30, 2018 and expire on June 30, 2018.
(5)	Excludes (i) retail space in the Company’s Manhattan office properties and (ii) the Empire State Building broadcasting licenses and observatory operations.

\	Second Quarter 2018 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Greater New York Metropolitan Area Office Properties
Available	—	197,081	10.6%	$—	0.0%	$—
Signed leases not commenced	4	9,874	0.5%	—	0.0%	—
2Q 2018 (4)	5	15,149	0.8%	822,169	1.2%	54.27
3Q 2018	10	73,675	3.9%	3,428,464	5.1%	46.53
4Q 2018	9	37,209	2.0%	699,699	1.0%	18.80

Total 2018	24	126,033	6.8%	4,950,332	7.4%	39.28
1Q 2019	6	6,402	0.3%	186,114	0.3%	29.07
2Q 2019	10	77,738	4.2%	3,278,565	4.9%	42.17
3Q 2019	2	5,099	0.3%	168,518	0.3%	33.05
4Q 2019	6	133,585	7.2%	4,714,685	7.0%	35.29

Total 2019	24	222,824	11.9%	8,347,882	12.5%	37.46
2020	20	181,677	9.7%	8,232,121	12.3%	45.31
2021	31	210,934	11.3%	9,363,823	14.0%	44.39
2022	15	120,775	6.5%	4,479,652	6.7%	37.09
2023	12	117,405	6.3%	5,342,875	8.0%	45.51
2024	7	186,890	10.0%	8,228,362	12.3%	44.03
2025	13	116,011	6.2%	3,910,482	5.8%	33.71
2026	4	60,710	3.3%	1,824,532	2.7%	30.05
2027	6	64,229	3.4%	2,328,224	3.5%	36.25
Thereafter	12	251,830	13.5%	9,880,221	14.8%	39.23

Total greater New York metropolitan area office properties	172	1,866,273	100.0%	$66,888,506	100.0%	$40.31

Retail Properties
Available	—	64,294	8.9%	$—	0.0%	$—
Signed leases not commenced	2	20,096	2.8%	—	0.0%	—
2Q 2018 (4)	—	—	0.0%	—	0.0%	—
3Q 2018	2	2,247	0.3%	294,791	0.3%	131.19
4Q 2018	1	244	0.0%	26,108	0.0%	107.00

Total 2018	3	2,491	0.3%	320,899	0.4%	128.82
1Q 2019	—	—	0.0%	—	0.0%	—
2Q 2019	1	2,773	0.4%	1,350,666	1.5%	487.08
3Q 2019	4	6,250	0.9%	1,321,598	1.5%	211.46
4Q 2019	1	17,433	2.4%	1,276,969	1.4%	73.25

Total 2019	6	26,456	3.7%	3,949,233	4.4%	149.28
2020	9	28,633	4.0%	3,564,100	3.9%	124.48
2021	7	29,667	4.1%	4,937,797	5.5%	166.44
2022	9	59,641	8.3%	8,866,797	9.8%	148.67
2023	9	54,333	7.6%	6,360,671	7.0%	117.07
2024	12	28,419	4.0%	5,748,722	6.4%	202.28
2025	8	37,325	5.2%	10,895,978	12.0%	291.92
2026	8	70,351	9.8%	4,457,066	4.9%	63.35
2027	8	87,773	12.2%	7,381,802	8.2%	84.10
Thereafter	18	209,425	29.0%	33,991,978	37.5%	162.31

Total retail properties	99	718,904	100.0%	$90,475,043	100.0%	$142.59

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)	Excludes (i) 157,338 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of June 30, 2018 and expire on June 30, 2018.

Second Quarter 2018 Tenant Lease Expirations (unaudited)

Empire State Building Office (1)	Number of Leases Expiring (2)	Rentable Square Feet Expiring (3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (4) (5)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	120,824	4.5%	$—	0.0%	$—
Signed leases not commenced	3	46,380	1.7%	—	0.0%	—
2Q 2018 (6)	3	8,173	0.3%	552,569	0.4%	67.61
3Q 2018	12	51,150	1.9%	3,071,850	2.2%	60.06
4Q 2018	5	15,719	0.6%	969,611	0.7%	61.68

Total 2018	20	75,042	2.8%	4,594,030	3.2%	61.22
1Q 2019	6	10,649	0.4%	562,437	0.4%	52.82
2Q 2019	1	1,738	0.1%	90,437	0.1%	52.04
3Q 2019	1	5,588	0.2%	314,590	0.2%	56.30
4Q 2019	6	41,195	1.5%	2,269,612	1.6%	55.09

Total 2019	14	59,170	2.2%	3,237,076	2.3%	54.71
2020	35	295,150	10.9%	17,242,260	12.1%	58.42
2021	19	126,599	4.7%	7,178,352	5.0%	56.70
2022	21	95,218	3.5%	5,949,216	4.2%	62.48
2023	15	83,429	3.1%	5,256,606	3.7%	63.01
2024	13	92,516	3.4%	5,723,375	4.0%	61.86
2025	7	63,165	2.3%	3,495,673	2.4%	55.34
2026	11	502,152	18.5%	28,989,412	20.3%	57.73
2027	4	16,613	0.6%	1,132,853	0.8%	68.19
Thereafter	22	1,134,890	41.9%	59,915,656	42.0%	52.79

Total Empire State Building office	184	2,711,148	100.0%	$142,714,509	100.0%	$56.10

Empire State Building Broadcasting Licenses and Leases			Annualized Base Rent (7)	Annualized Expense Reimbursements	Annualized Rent (4) (8)	Percent of Annualized Rent
2Q 2018 (6)			$487,150	$102,936	$590,086	3.3%
3Q 2018			1,424,351	591,474	2,015,825	11.4%
4Q 2018			1,290,646	747,368	2,038,014	11.5%

Total 2018			3,202,147	1,441,778	4,643,925	26.3%
1Q 2019			212,240	47,729	259,969	1.5%
2Q 2019			—	—	—	0.0%
3Q 2019			—	—	—	0.0%
4Q 2019			—	—	—	0.0%

Total 2019			212,240	47,729	259,969	1.5%
2020			955,809	153,232	1,109,041	6.3%
2021			55,685	95,271	150,956	0.9%
2022			1,124,545	254,552	1,379,097	7.8%
2023			82,480	20,327	102,807	0.6%
2024			45,894	59,186	105,080	0.6%
2025			1,496,090	183,420	1,679,510	9.5%
2026			768,750	68,658	837,408	4.7%
2027			750,000	54,727	804,727	4.5%
Thereafter			6,001,974	632,876	6,634,850	37.5%

Total Empire State Building broadcasting licenses and leases			$14,695,614	$3,011,756	$17,707,370	100.0%

Notes:

(1)	Excludes retail space, broadcasting licenses and observatory operations
(2)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(3)	Excludes 25,937 rentable square feet of space attributable to building management use.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Includes approximately $8.0 million of annualized rent related to physical space occupied by broadcasting tenants for their broadcasting operations. Does not include license fees charged to broadcasting tenants.
(6)	Represents leases that are included in occupancy as of June 30, 2018 and expire on June 30, 2018.
(7)	Represents license fees for the use of the Empire State Building mast and base rent for physical space occupied by broadcasting tenants.
(8)	Excludes Fox Television whose lease expired during 2017 and was billed holdover rent as of June 30, 2018.

Second Quarter 2018 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. Global Brands Group	ESB, 1333 B’Way	Oct. 2023 - Oct. 2028	9.6 years	668,942	6.6%	$31,409,092	6.1%
2. Coty	ESB	Jan. 2030	11.6 years	309,757	3.1%	16,327,268	3.2%
3. LinkedIn	ESB	Feb. 2026	7.7 years	282,782	2.8%	15,888,535	3.1%
4. PVH Corp.	501 Seventh Avenue	Oct 2018 - Oct. 2028	9.5 years	238,392	2.4%	10,572,562	2.0%
5. Sephora	112 West 34th Street	Jan. 2029	10.6 years	11,334	0.1%	10,445,021	2.0%
6. Li & Fung	1359 Broadway	Oct. 2021-Oct. 2027	5.8 years	149,436	1.5%	7,297,593	1.4%
7. Federal Deposit Insurance Corp.	ESB	Jan. 2020	1.6 years	121,879	1.2%	6,923,222	1.3%
8. Macy’s	111 West 33rd Street	May 2030	11.9 years	131,117	1.3%	6,867,959	1.3%
9. Urban Outfitters	1333 Broadway	Sept. 2029	11.3 years	56,730	0.6%	6,831,727	1.3%
10. Duane Reade	ESB, 1350 B’Way, 250 West 57th	Feb. 2021-Sept. 2027	6.4 years	47,541	0.5%	6,279,846	1.2%
11. Footlocker	112 West 34th Street	Sept. 2031	13.3 years	34,192	0.3%	6,223,978	1.2%
12. Legg Mason	First Stamford Place	Sept. 2024	6.3 years	137,583	1.4%	6,215,355	1.2%
13. WDFG North America	ESB	Dec. 2025	7.4 years	5,300	0.1%	5,680,776	1.1%
14. Shutterstock	ESB	Apr. 2029	10.8 years	104,386	1.0%	5,582,973	1.1%
15. ASCAP	111 West 33rd Street	Aug. 2034	16.2 years	87,943	0.9%	5,250,464	1.0%
16. Kohl’s	1400 Broadway	May 2029	10.9 years	113,032	1.1%	4,919,135	0.9%
17. The Gap, Inc.	111 West 33rd Street, OGCP	Jan. 2023-Jan. 2030	11.5 years	83,408	0.8%	4,686,621	0.9%
18. HNTB Corporation	ESB	Feb. 2026	7.7 years	78,361	0.8%	4,586,184	0.9%
19. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	11.4 years	75,959	0.7%	4,557,540	0.9%
20. Target	112 West 34th Street	Jan. 2038	19.6 years	43,019	0.4%	4,300,000	0.8%

Total				2,781,093	27.6%	$170,845,851	32.9%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term, based on annualized rent.
(3)	Based on leases signed and commenced as of June 30, 2018.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Second Quarter 2018 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Tenant improvements - first generation	$31,921	$17,298	$17,680	$16,219	$20,557
Tenant improvements - second generation	4,874	2,039	6,966	6,058	4,764
Leasing commissions - first generation	1,698	3,699	6,207	7,416	7,683
Leasing commissions - second generation	866	3,024	2,996	817	192
Building improvements - first generation	19,862	13,664	19,591	15,759	26,680
Building improvements - second generation	4,329	1,719	3,566	2,105	2,337
Observatory capital project	15,871	11,533	16,360	13,411	6,850

Total	$79,421	$52,976	$73,366	$61,785	$69,063

Tenant space redevelopment by square feet (1) (2)

•	Future redevelopment (Empire State Building) - 230,000 square feet

•	Future redevelopment (other Manhattan properties) - 630,000 square feet

•	Redevelopment completed - 7,120,000 square feet

Inventory of vacant space (2)

•	Developed - 560,000 square feet, 88% (3)

•	Undeveloped - 80,000 square feet, 12%

Inventory of undeveloped space (2)

•	Vacant - 80,000 square feet, 10%

•	Expires in 2018 - 140,000 square feet, 16%

•	Expires in 2019 and thereafter - 640,000 square feet, 74%

Developed 30,000 square feet in the second quarter 2018 and 110,000 square feet year-to-date June 2018.

Leasing Opportunity - Inventory of Current Vacant Space as of June 30, 2018 (in square feet)

Total Portfolio vacant space	1,177,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	272,000
Greater New York Office Properties SLNC	10,000
Retail Properties SLNC	20,000
Redeveloped Manhattan Office space	498,000
Greater New York Office Properties space	197,000
Retail Properties space	64,000
Undeveloped Manhattan Office space	47,000
Space held off market	29,000
Other	40,000

Total	1,177,000

Development of Space Expected to Vacate from June 30, 2018 through December 31, 2018 (in square feet)

	Expected Vacates	2018	2019	2020	Thereafter
Tenant Vacates
Developed	77,048
Undeveloped space to be developed	3,100	—	2,056	—	1,044

	80,148

Intentional Vacates
Developed	31,645
Undeveloped space to be developed	62,609	37,034	19,200	—	6,375

	94,254

Notes:

(1)	These estimates are based on the Company’s current budgets and are subject to change.
(2)	Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.
(3)	Includes 498,000 square feet of redeveloped Manhattan office space, 37,000 square feet of redeveloped retail space and the balance reflects space held off-market.

Second Quarter 2018 Observatory Summary (unaudited and in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Observatory revenue	$128,662	$35,201	$21,249	$32,906	$39,306	$33,966
Observatory expenses	30,858	7,678	7,336	7,196	8,648	7,176

NOI	97,804	27,523	13,913	25,710	30,658	26,790
Intercompany rent expense (1)	79,144	21,990	13,561	20,292	23,301	20,675

NOI after intercompany rent	$18,660	$5,533	$352	$5,418	$7,357	$6,115

Observatory Metrics
Number of visitors		1,078,000	660,000	1,014,000	1,276,000	1,126,000
Change in visitors year over year		(4.3%)	3.8%	(5.1%)	(4.8%)	0.2%
Number of bad weather days (“BWD”) (2)		11	15	10	14	15
Estimated effect of BWD’s on number of visitors (3)		19,000	(14,000)	(2,000)	(38,000)	(65,000)
102nd floor revenue (4)		$3,041	$83	$2,767	$3,537	$3,139

Notes:

(1)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(2)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
(3)	Represents an estimated reduction in the number of visitors due to bad weather days compared to the same quarter in the prior year.
(4)	Reflects revenues derived from the 102nd floor observatory. This revenue is included in total observatory revenues above and will be disclosed separately throughout the duration of the observatory capital improvement program.

Annual Observatory Revenues 2013 to 2017

Second Quarter 2018 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

Assets	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Commercial real estate properties, at cost:
Land	$201,196	$201,196	$201,196	$201,196	$201,196
Development costs	7,987	7,986	7,986	7,978	7,978
Building and improvements	2,562,662	2,495,901	2,458,473	2,398,964	2,347,435

	2,771,845	2,705,083	2,667,655	2,608,138	2,556,609
Less: accumulated depreciation	(698,725)	(678,250)	(656,900)	(631,916)	(605,481)

Commercial real estate properties, net	2,073,120	2,026,833	2,010,755	1,976,222	1,951,128
Cash and cash equivalents	251,797	690,471	464,344	432,105	440,958
Restricted cash	58,719	61,699	65,853	64,020	68,011
Short term investments	400,000	—	—	—	—
Tenant and other receivables, net	21,600	25,156	28,329	34,661	23,995
Deferred rent receivables, net	190,419	184,667	178,629	172,665	165,470
Prepaid expenses and other assets	64,695	39,393	61,028	39,463	54,624
Deferred costs, net	246,763	255,844	262,701	268,132	263,392
Acquired below-market ground leases, net	364,313	366,271	368,229	370,187	372,144
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,162,905	$4,141,813	$3,931,347	$3,848,934	$3,831,201

Liabilities and Equity
Mortgage notes payable, net	$610,026	$610,826	$717,164	$720,830	$724,312
Senior unsecured notes, net	1,044,573	1,043,677	707,895	592,914	592,073
Unsecured term loan facility, net	263,900	263,777	263,662	263,546	263,114
Unsecured revolving credit facility	—	—	—	—	—
Accounts payable and accrued expenses	129,944	106,830	110,849	142,690	136,617
Acquired below-market leases, net	58,960	62,418	66,047	70,013	74,083
Deferred revenue and other liabilities	29,553	37,499	40,907	41,320	27,380
Tenants’ security deposits	42,808	43,448	47,086	47,395	49,669

Total liabilities	2,179,764	2,168,475	1,953,610	1,878,708	1,867,248
Total equity	1,983,141	1,973,338	1,977,737	1,970,226	1,963,953

Total liabilities and equity	$4,162,905	$4,141,813	$3,931,347	$3,848,934	$3,831,201

Second Quarter 2018 Condensed Consolidated Statements of Income (unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Revenues
Rental revenue	$124,038	$122,311	$123,596	$122,391	$120,844
Tenant expense reimbursement	16,205	17,794	19,790	20,346	17,569
Observatory revenue	35,201	21,249	32,906	39,306	33,966
Lease termination fees	357	622	3,197	1,165	1,251
Third party management and other fees	376	463	312	345	392
Other revenue and fees	2,352	4,832 (1)	2,496	2,993	2,327

Total revenues	178,529	167,271	182,297	186,546	176,349
Operating expenses
Property operating expenses	39,418	44,185	41,522	41,270	38,529
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	13,225	12,628	13,749	12,899	12,579
Observatory expenses	7,678	7,336	7,196	8,648	7,176
Real estate taxes	26,743	26,744	26,465	26,901	24,542
Depreciation and amortization	39,468	39,883	40,842	38,490	40,532

Total operating expenses	128,864	133,107	132,106	130,539	125,690

Total operating income	49,665	34,164	50,191	56,007	50,659
Other income (expense)
Interest income	2,499	1,225	773	774	775
Interest expense	(20,525)	(17,591)	(16,364)	(16,890)	(17,477)
Loss on early extinguishment of debt	—	—	—	(2,157)	—
Loss from derivative financial instruments	—	—	—	—	(42)

Income before income taxes	31,639	17,798	34,600	37,734	33,915
Income tax (expense) benefit	(1,455)	260	(2,340)	(2,245)	(2,556)

Net income	30,184	18,058	32,260	35,489	31,359
Perpetual preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Net income attributable to non-controlling interests	(13,299)	(8,056)	(14,754)	(16,449)	(14,541)

Net income attributable to common stockholders	$16,651	$9,768	$17,272	$18,806	$16,584

Weighted average common shares outstanding
Basic	165,256	162,667	159,989	158,102	157,921

Diluted	297,244	296,827	297,898	297,871	298,398

Net income per share attributable to common stockholders
Basic and diluted	$0.10	$0.06	$0.11	$0.12	$0.10

Dividends per share	$0.105	$0.105	$0.105	$0.105	$0.105

Notes:

(1)	Includes a $2.8 million settlement reached with a former broadcast tenant.

Second Quarter 2018

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$30,184	$18,058	$32,260	$35,489	$31,359
Preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Real estate depreciation and amortization	39,049	39,468	40,484	38,134	40,132

FFO attributable to common stockholders and non-controlled interests	68,999	57,292	72,510	73,389	71,257
Amortization of below-market ground lease	1,958	1,958	1,958	1,957	1,958

Modified FFO attributable to common stockholders and non-controlled interests	70,957	59,250	74,468	75,346	73,215
Deferred tax asset write-off	—	—	446	—	—
Loss on early extinguishment of debt	—	—	—	2,157	—

Core FFO attributable to common stockholders and non-controlled interests	$70,957	$59,250	$74,914	$77,503	$73,215

Total weighted average shares and Operating Partnership Units
Basic	297,244	296,824	296,654	296,389	296,388

Diluted	297,244	296,827	297,898	297,871	298,398

FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.23	$0.19	$0.24	$0.25	$0.24

Diluted	$0.23	$0.19	$0.24	$0.25	$0.24

Modified FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.24	$0.20	$0.25	$0.25	$0.25

Diluted	$0.24	$0.20	$0.25	$0.25	$0.25

Core FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.24	$0.20	$0.25	$0.26	$0.25

Diluted	$0.24	$0.20	$0.25	$0.26	$0.25

Reconciliation of Core FFO to Core FAD
Core FFO	$70,957	$59,250	$74,914	$77,503	$73,215
Add:
Amortization of deferred financing costs	1,023	1,034	1,036	1,017	1,331
Non-real estate depreciation and amortization	419	415	358	356	400
Amortization of non-cash compensation expense	4,656	4,555	3,292	3,841	3,813
Amortization of debt discount	668	668	667	668	668
Amortization of loss on interest rate derivative	536	—	—	—	—
Deduct:
Straight-line rental revenues	(5,809)	(5,853)	(5,963)	(6,861)	(7,722)
Amortization of debt premiums	—	(949)	(1,737)	(1,736)	(1,737)
Above/below-market rent revenue amortization	(1,551)	(1,168)	(1,567)	(1,607)	(1,119)
Corporate capital expenditures	—	—	(5)	—	(10)
Tenant improvements - second generation	(4,874)	(2,039)	(6,966)	(6,058)	(4,764)
Building improvements - second generation	(4,329)	(1,719)	(3,566)	(2,105)	(2,337)
Leasing commissions - second generation	(866)	(3,024)	(2,996)	(817)	(192)

Core FAD	$60,830	$51,170	$57,467	$64,201	$61,546

Reconciliation of Net Income to EBITDA
Net income	$30,184	$18,058	$32,260	$35,489	$31,359
Interest expense	20,525	17,591	16,364	16,890	17,477
Income tax expense (benefit)	1,455	(260)	2,340	2,245	2,556
Depreciation and amortization	39,468	39,883	40,842	38,490	40,532

EBITDA	$91,632	$75,272	$91,806	$93,114	$91,924

Second Quarter 2018 Debt Summary (unaudited and dollars in thousands)

	June 30, 2018			March 31, 2018
		Weighted Average			Weighted Average
		Interest	Maturity		Interest	Maturity
Debt Summary	Balance	Rate	(Years)	Balance	Rate	(Years)
Fixed rate mortgage debt	$616,453	4.10%	10.5	$617,361	4.10%	10.8
Senior unsecured notes	1,050,000	3.82%	8.7	1,050,000	3.82%	8.9
Unsecured term loan facility (1)	265,000	3.35%	4.2	265,000	3.35%	4.4

Total fixed rate debt	1,931,453	3.84%	8.6	1,932,361	3.84%	8.8
Unsecured revolving credit facility	—	—	3.2	—	—	3.4

Total variable rate debt	—	—	3.2	—	—	3.4

Total debt	1,931,453	3.84%	8.6	1,932,361	3.84%	8.8

Discount	(2,983)			(3,651)
Deferred financing costs, net	(9,971)			(10,430)

Total	$1,918,499			$1,918,280

Note:

(1)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.

		Outstanding at
		June 30,	Letters	Available
Available Capacity	Facility	2018	of Credit	Capacity
Unsecured revolving credit facility (1)	$1,100,000	$—	$—	$1,100,000

			Current		In
Covenant Summary	Required		Quarter		Compliance
Maximum Total Leverage (2)	< 60%		28.6%		Yes
Maximum Secured Debt	< 40%		9.1%		Yes
Minimum Fixed Charge Coverage	> 1.50	x	4.0	x	Yes
Minimum Unencumbered Interest Coverage	> 1.75	x	5.4	x	Yes
Maximum Unsecured Leverage	< 60%		24.5%		Yes
Minimum Tangible Net Worth	$1,249,392		$1,755,701		Yes

Notes:

(1)	The unsecured revolving credit and term loan facility has an accordion feature allowing for an increase in maximum aggregate principal balance to $1.75 billion under certain circumstances. This unsecured revolving credit facility matures in August 2021 with two additional six-month extension options.
(2)	Represents the ratio of total indebtedness to total asset value as defined and determined in accordance with the credit facility agreement.

Second Quarter 2018 Debt Detail (unaudited and dollars in thousands)

	Stated	Current
	Interest	Interest	Principal	Maturity
	Rate (%)	Rate (%)	Balance	Date	Amortization
Fixed rate mortgage debt:
Metro Center	3.59%	3.59%	$92,903	11/5/2024	30 years
10 Union Square	3.70%	3.70%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.29%	30,000	5/1/2027	Interest only
First Stamford Place (1)	4.28%	4.28%	180,000	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue and 77 West 55th Street	4.01%	4.01%	39,356	1/5/2028	30 years
10 Bank Street	4.23%	4.23%	34,194	6/1/2032	25 years
383 Main Avenue	4.44%	4.44%	30,000	6/30/2032	5 years interest only; 30 years thereafter
1333 Broadway	4.21%	4.21%	160,000	2/5/2033	Interest only

Total mortgage debt			616,453
Exchangeable senior unsecured notes	2.63%	2.63%	250,000	8/15/2019	Interest only
Unsecured revolving credit facility	LIBOR plus 1.10%	3.19%	—	8/29/2021	Interest only
Unsecured term loan facility (2)	LIBOR plus 1.20%	3.35%	265,000	8/29/2022	Interest only
Senior unsecured notes:
Series A	3.93%	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	4.44%	175,000	3/22/2033	Interest only

Total / weighted average debt		3.84%	1,931,453

Discount			(2,983)
Deferred financing costs, net			(9,971)

Total (3)			$1,918,499

Notes:

(1)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $16 million loan bearing interest at 6.25%.
(2)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.
(3)	Capitalized interest was $0.5 million for the three months ended June 30, 2018.

Second Quarter 2018 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

					Weighted
					Average
					Interest
				Percentage of	Rate of
Year	Amortization	Maturities (1)	Total	Total Debt	Maturing Debt
2018	$1,841	$—	$1,841	0.1%	n/a
2019	3,790	250,000	253,790	13.1%	2.63%
2020	3,938	—	3,938	0.2%	n/a
2021	4,090	—	4,090	0.2%	n/a
2022	5,628	265,000	270,628	14.0%	3.35%
Thereafter	41,744	1,355,422	1,397,166	72.4%	4.15%

Total debt	$61,031	$1,870,422	1,931,453	100.0%	3.84%

Discount			(2,983)
Deferred financing costs, net			(9,971)

Total			$1,918,499

Note:

(1)	Assumes no extension options are exercised.

Debt Maturity Profile

Ground Lease Commitments

Year	1350 Broadway	1400 Broadway	111 West 33rd Street	Total
2018	$54	$337	$368	$759
2019	108	675	735	1,518
2020	108	675	735	1,518
2021	108	675	735	1,518
2022	108	675	735	1,518
Thereafter	2,145	27,675	39,996	69,816

	$2,631	$30,712	$43,304	$76,647

Second Quarter 2018 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We consider this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we consider it an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: deferred tax asset write-off, loss on early extinguishment of debt and acquisition expenses. The Company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not-be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity.